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                                                                     Exhibit 5.0



                         DAVID WAGNER & ASSOCIATES, P.C.
                        Attorneys and Counsellors at Law
                            8400 East Prentice Avenue
                                 Penthouse Suite
                            Englewood, Colorado 80111
                            Telephone (303) 793-0304
                            Facsimile (303) 771-4562

                                   May 4, 2000



Board of Directors
XDOGS.COM, INC.


Gentlemen:

         We have acted as counsel to XDOGS.COM, INC. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act 1933, as amended, of the subject shares of the Company's common stock, $.01 par value per share (the "Shares").

         Based upon the foregoing, and assuming that Shares will be issued as set forth in the Registration Statement, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the beneficiary thereof, once issued as described in the Registration Statement.

         This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.


                                              Very truly yours,
                                              DAVID WAGNER & ASSOCIATES, P.C.
                                              ///Signed///